Exhibit 10.1


          AMENDMENT TO PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT


This Amendment is to that certain Private Label Credit Card Program Agreement between World Financial Network National Bank, ("Bank ") and United Retail Group, Inc. and United Retail Incorporated (collectively referred to as "Retailer"), dated January 27, 1998.

                  * * * * * * * * * * * * * * * * * * * *

         WHEREAS, Bank and Retailer entered into that certain Private Label Credit Card Program Agreement dated January 27, 1998, as amended (the "Agreement"); and,

         WHEREAS, Bank and Retailer now desire to amend the Agreement as set forth herein;

         NOW, THEREFORE, Bank and Retailer hereby agree as follows:

1. The definition of "Cost of Funds" in Section 1.1., Definitions, is hereby amended effective as of February 28, 2002 to read as follows:

         "Cost of Funds" means, for any period, the following: (a) for up to the first Eighty-five Million Dollars ($85,000,000) tranche of Receivables, the cost of financing such Receivables for the three
         (3) month period commencing February 28, 2002 and for each three
         (3) month period thereafter will be based on one year Constant Maturity Treasuries plus 25 basis points to be reset every three
         (3) months, with one year Constant Maturity Treasuries not to be more than six and three-quarters percent (6.75%) per annum and not to be less than five percent (5%) per annum for the purpose of this calculation, and (b) for the balance of the Receivables, the cost of financing such Receivables for that period, based on the following: the average annualized cost of borrowings of the Master Trust(s) for that period (weighted at 90% of the cost of financing) and the average annualized cost of Bank's borrowings for that period (weighted at 10% of the cost of financing), it being understood that Bank shall use its best efforts to obtain appropriate derivative instruments in respect of tranches of Receivables other than the first Eighty-five Million Dollars ($85,000,000) tranche of Receivables for amounts acceptable to Retailer ("Appropriate Derivative Instruments"), provided that such amounts shall be treated as Pass Through Expenses.

2. For and in consideration of Bank's agreement to amend the Agreement Retailer agrees to pay to Bank on or before April 1, 2002 the sum of Seventy-five Thousand Dollars ($75,000).

3. As hereby amended and supplemented, the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the date(s) set forth below.

World Financial Network National Bank

By: /s/ Daniel T. Groomes
    ----------------------------------
   Daniel T. Groomes, President

Date: 4/5/02



United Retail Group, Inc.

By: /s/ George R. Remeta
    ----------------------------------
    George R. Remeta
    Vice Chairman

Date: 3/29/02



United Retail Incorporated

By: /x/ Jon Grossman
   ----------------------------------
   Jon Grossman
   Vice President - Finance

Date: 3/29/02